Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
RESULTS FOR QUARTER ENDED JUNE 30, 2010

Company Reports Revenue and Contract Value Growth of 18%, Earnings per Diluted Share of $0.29,
and Raises Revenue and Earnings Guidance

WASHINGTON, D.C. — (July 29, 2010) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended June 30, 2010, the first quarter of its fiscal year. Revenue for the quarter increased 17.6% to $66.7 million, from $56.7 million in the quarter ended June 30, 2009. Contract value increased 17.8% to $274.4 million as of June 30, 2010, up from $232.8 million as of June 30, 2009. Net income was $4.6 million, or $0.29 per diluted share for the quarter ended June 30, 2010, compared to net income of $4.2 million, or $0.27 per diluted share, for the same period a year ago. EBITDA was $9.5 million for the quarter, compared to $7.5 million in the first quarter of fiscal 2010.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “We are pleased with our performance for the quarter and with the continuation of our good start to 2010, as we see an ongoing return from the investment strategy we pursued last year.  While our members face a unique period of tremendous change and uncertainty, they are attaching more value than ever to our agendas, tools, and services, and we continue to deliver strong and measurable bottom-line impact to them through our work.  We are gratified that we are able to sustain both our stable financial performance and our position as trusted advisor and leading service provider to the health care industry through the meaningful impact we consistently have on our members’ most critical—and most complex—problems.”

Mr. Musslewhite continued, “One area of tremendous complexity for our members is the Information Technology terrain, and I am pleased to announce today the launch of our Applications and Technologies Collaborative.  This renewable research program provides member CIOs and professional IT staff with detailed research on emerging and disruptive technologies, delivering the information required to choose and implement these technologies to achieve health system goals while minimizing risk.  Through our team of expert analysts, the Applications and Technologies Collaborative provides guidance on how to work with IT vendors to achieve necessary capabilities, along with ongoing coverage of such evergreen areas as Electronic Medical Records and Computerized Physician Order Entry adoption, clinical decision support systems, and data interoperability.  Member reaction has been extremely positive thus far, with much excitement about the program’s focus on key enterprise applications that impact critical operations, as well as support tailored to the specific stage of EMR adoption as measured by the HIMSS Analytics 7-stage EMR Adoption Model SM. We have assembled a fantastic roster of charter members, including Rush University Medical Center, University of Maryland Medical Center, Banner Health, Scripps Health, and University of Texas MD Anderson Cancer Center.  Because the program delivers the information that each member institution needs to make sound investments in IT and to achieve health system objectives, we are confident in its prospects for future growth.”

Share Repurchase

During the three months ended June 30, 2010, the Company repurchased 52,340 shares of its common stock at a total cost of approximately $2.0 million. To date the Company has repurchased 7,384,081 shares of its common stock at a total cost of approximately $310.0 million.

Outlook for Calendar Year 2010

The Company is raising its revenue growth guidance for calendar year 2010 to a range of approximately 15% to 17% over calendar year 2009, up from 13% to 15% growth over calendar year 2009. The Company is also raising its guidance for calendar year 2010 adjusted EBITDA, which excludes costs associated with the acquisition of Concuity that were incurred in the quarter ended March 31, 2010, to a range of approximately $37 million to $41 million, up from a range of $35.5 million to $40.5 million. For calendar year 2010, the Company is increasing its non-GAAP earnings per diluted share, which excludes the per share effect, net of tax, of the costs associated with the acquisition of Concuity that were incurred in the quarter ended March 31, 2010, to a range of approximately $1.15 to $1.30, up from a range of $1.11 to $1.27. For the remainder of calendar year 2010, the Company expects an effective tax rate of approximately 35.5% to 36.5%.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA, adjusted EBITDA and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As used in this release, the term “EBITDA” refers to a financial measure that we define as earnings before other income, net, which includes interest income and foreign currency losses and gains; income taxes; and depreciation and amortization. The term “adjusted EBITDA” refers to a financial measure that we define as earnings before other income, net, which includes interest income and foreign currency losses and gains; income taxes; depreciation and amortization; and costs associated with the acquisition of Concuity that were incurred in the quarter ended March 31, 2010. The term “Non-GAAP earnings per diluted share” refers to net income per share excluding the per share effect, net of tax, of the costs associated with the acquisition of Concuity. These non-GAAP measures may be calculated differently from similarly titled measures used by other companies and should be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP measures or results. We use these non-GAAP financial measures for internal budgeting and other managerial purposes because it enables the Company’s management to evaluate projected operating results on a basis that allows for comparability without regard to changes arising from applicable tax rates, variability in interest income and foreign currency exchange rates, periodic costs of certain capitalized tangible and intangible assets, and certain non-cash and special charges.

There are limitations associated with EBITDA and adjusted EBITDA, including that they do not reflect all changes in applicable tax rates, foreign currency exchange rates, or the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our business. A reconciliation of these non-GAAP measures to GAAP results is provided below.

	Three Months Ended
	June 30,
	2010		2009
Net income	$4,593		$4,188
Provision for income taxes	2,573		2,186
Other income, net (1)		(221)	(962)
Depreciation and amortization	1,690		1,903
Amortization of acquisition-related intangibles (incl. in Cost of services)	887		231
EBITDA	$9,522		$7,546

(1)	Other income, net includes interest income of $0.3 million and $0.6 million for the three months ending June 30, 2010 and 2009, respectively. Other income, net also includes a foreign currency loss of $0.1 million for the three months ending June 30, 2010 and a foreign currency gain of $0.4 million for the three months ending June 30, 2009.

Web and Conference Call Information

The Company will hold a conference call to discuss its first quarter performance this evening, July 29, 2010 at 5:30 p.m. Eastern Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com/IR. To participate by telephone, the dial-in number is 866.362.4831 and the access code is 35958435. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days from 8:30 p.m. Thursday, July 29, until 8:30 p.m. Thursday, August 5, 2010.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis, business intelligence and software tools, and installation support and management and advisory services to approximately 2,985 organizations including hospitals, health systems, pharmaceutical and biotech companies, health care insurers, medical device companies, colleges, universities, and other educational institutions. Members of each program typically are charged a fixed fee and have access to an integrated set of services that may include best practice research studies, executive education seminars, customized research briefs, web-based access to the program’s content database, and software tools.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on information available to the Company as of July 29, 2010, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with our software tools and installation support tools, our ability to license technology from third parties, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and also disclosed from time to time in its subsequent reports on Form 10-Q and Form 8-K, which are available on the Company’s website at www.advisoryboardcompany.com/IR and at the SEC’s website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-Q for the quarter ended June 30, 2010, which will be filed with the SEC in August 2010.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

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THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected
	June 30,		Growth
	2010	2009	Rates
Statements of Income
Revenue	$66,688	$56,703	17.6%

Cost of services (1)	34,632	30,064
Member relations and marketing (1)	15,200	12,557
General and administrative (1)	8,221	6,767
Depreciation and amortization	1,690	1,903
Income from operations	6,945	5,412
Other income, net	221	962
Income before provision for income taxes	7,166	6,374
Provision for income taxes	(2,573)	(2,186)
Net income	$4,593	$4,188	9.7%

Earnings per share
Basic	$0.30	$0.27
Diluted	$0.29	$0.27	7.4%
Weighted average common shares outstanding
Basic	15,548	15,555
Diluted	15,990	15,609
Contract Value (at end of period)	$274,373	$232,848	17.8%
Percentages of Revenues
Cost of services (1)	51.9%	53.0%
Member relations and marketing (1)	22.8%	22.1%
General and administrative (1)	12.3%	11.9%
Depreciation and amortization	2.5%	3.4%
Income from operations	10.4%	9.5%
Net income	6.9%	7.4%

(1)	During the three months ended June 30, 2010, the Company recognized approximately $0.7 million in cost of services, approximately $0.4 million in member relations and marketing, and approximately $1.2 million in general and administrative expense for share-based compensation. During the three months ended June 30, 2009, the Company recognized approximately $0.9 million in cost of services, approximately $0.5 million in member relations and marketing, and approximately $1.5 million in general and administrative expense for share-based compensation. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	March 31,
	2010	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,014	$61,238
Marketable securities	4,744	10,422
Membership fees receivable, net	162,391	143,453
Prepaid expenses and other current assets	3,656	3,326
Deferred income taxes, net	5,595	5,629
Total current assets	201,400	224,068
Property and equipment, net	28,258	22,183
Intangible assets, net	13,321	9,161
Restricted cash	6,500	2,500
Goodwill	59,063	37,255
Deferred incentive compensation and other charges	36,790	37,563
Deferred income taxes, net of current portion	8,461	7,782
Other non-current assets	5,000	5,000
Marketable securities	43,202	41,260
Total assets	$401,995	$386,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$192,160	$182,689
Accounts payable and accrued liabilities	49,507	51,254
Accrued incentive compensation	4,071	12,152
Total current liabilities	245,738	246,095
Long-term deferred revenues	32,550	25,713
Other long-term liabilities	2,996	3,149
Total liabilities	281,284	274,957

Stockholders’ equity:
Common stock	220	218
Additional paid-in capital	245,672	239,548
Retained earnings	150,518	145,925
Accumulated elements of comprehensive income	1,211	1,034
Treasury stock	(276,910)	(274,910)
Total stockholders’ equity	120,711	111,815

Total liabilities and stockholders’ equity	$401,995	$386,772

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended June 30,
	2010	2009
Cash flows from operating activities:
		$
Net income	$4,593		4,188
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation	1,690		1,903
Amortization of intangible assets	1,123		268
Deferred income taxes	(127)		(192)
Excess tax benefits from stock-based payments	(618)		—
Stock-based compensation expense	2,306		2,939
Amortization of marketable securities premiums	191		150
Changes in operating assets and liabilities:
Member fees receivable	(15,795)		(7,813)
Prepaid expenses and other current assets	(130)		1,386
Deferred incentive compensation and other charges	773		(446)
Deferred revenues	15,231		540
Accounts payable and accrued liabilities	(3,996)		(1,789)
Accrued incentive compensation	(9,144)		(3,587)
Other long-term liabilities	(153)		(168)

Net cash flows used in operating activities	(4,056)		(2,621)

Cash flows from investing activities:
Purchases of property and equipment	(1,515)		(471)
Capitalized software development costs	(283)		(261)
Cash paid for acquisitions, net of cash acquired	(32,012)		—
Cash in escrow	(4,000)		—
Redemption of marketable securities	11,850		3,500
Purchases of marketable securities	(8,026)		(2,500)
Other investing activities	—		(6,000)
Net cash flows used in investing activities	(33,986)		(5,732)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	3,512		—
Repurchase of shares to satisfy minimum employee tax withholding	(352)		(2)
Proceeds on issuance of stock under employee stock purchase plan	40		36
Excess tax benefits from share-based compensation arrangements	618		—
Purchases of treasury stock	(2,000)		(899)
Net cash flows provided by (used in) financing activities	1,818		(865)

Net decrease in cash and cash equivalents	(36,224)		(9,218)
Cash and cash equivalents, beginning of period	61,238		23,746
Cash and cash equivalents, end of period	$25,014		$14,528